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                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                     Dated:  June 9, 2003

                                         WAM Acquisition GP, Inc.
                                           for itself and as general partner of
                                           LIBERTY WANGER ASSET MANAGEMENT, L.P.


                                         By: /s/ Bruce H. Lauer
                                             ----------------------------------
                                             Bruce H. Lauer
                                             Senior Vice President and Secretary

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